UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2017 (May 2, 2017)

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e) Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of Trimble Inc. (the “Company”) regularly reviews the Company’s compensation program and policies with a view to ensuring that the Company is adopting best practices in line with our peers. As a result, on May 2, 2017 the Board adopted a policy providing that in the event of a material restatement of our financial results, the Company may require that incentive-based compensation paid to Section 16 officers during the three fiscal years prior to the restatement be forfeited and repaid to the Company. If material dishonesty, fraud or misconduct by a particular Section 16 officer directly caused or materially contributed to the need for the restatement, the full amount of incentive-based compensation paid to that officer during the prior three fiscal years may be subject to forfeiture or reimbursement. If a Section 16 officer did not engage in any misconduct, the amount subject to forfeiture or reimbursement will be based on the difference between the amount of incentive-based compensation that was paid based on the results as originally reported and the amount of incentive-based compensation that would have been paid based on the results as restated, calculated without regard to any taxes paid. The Board will determine the amount, form and timing of any recovery in its discretion, based on the circumstances. Each of the officers will be required to sign an acknowledgment making them subject to the policy. The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by the full text of the policy, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

 Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 2, 2017. At the annual meeting, the stockholders voted on the proposals listed below. The voting results for each proposal were as follows:

Proposal 1:

The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	214,007,539	1,685,365	18,697,503
Merit E. Janow	213,256,043	2,436,861	18,697,503
Ulf J. Johansson	207,496,420	8,196,484	18,697,503
Meaghan Lloyd	214,077,874	1,615,030	18,697,503
Ronald S. Nersesian	212,497,735	3,195,169	18,697,503
Mark S. Peek	214,055,193	1,637,711	18,697,503
Nickolas W. Vande Steeg	207,227,060	8,465,844	18,697,503
Kaigham (Ken) Gabriel	214,088,235	1,604,669	18,697,503

Proposal 2:

The advisory vote on approving the compensation for the Company’s named executive officers was approved.

For	Against	Abstain	Broker Non-Vote
168,840,524	42,775,225	4,077,155	18,697,503

Proposal 3:

The proposal to hold an advisory vote on approving the compensation for the Company’s named executive officers on an annual basis was approved.

1 Year	2 Years	3 Years	Abstain
189,487,958	308,135	25,378,349	518,462

Proposal 4:

The appointment of Ernst & Young, LLP as the independent auditor of the Company for the 2017 fiscal year ending December 29, 2017 was ratified.

For	Against	Abstain
229,606,896	4,013,276	770,235

Proposal 5:

The amendments to the Company’s Amended and Restated 2002 Stock Plan were approved.

For	Against	Abstain	Broker Non-Vote
201,482,512	13,624,524	585,868	18,697,503

Proposal 6:

The amendments to the Company’s Amended and Restated Employee Stock Purchase Plan were approved.

For	Against	Abstain	Broker Non-Vote
214,157,757	975,955	559,192	18,697,503

Item 8.01 Other Events

As previously disclosed, in February 2013, the Company adopted a stock ownership policy (the “Stock Ownership Policy”) that requires the Company’s chief executive officer and each non-employee director to own a minimum number of shares of the Company’s common stock (i) in the case of the chief executive officer, equal to five times his or her annualized base salary, and (ii) in the case of the non-employee directors, equal to $200,000.

To help further align the personal interests of management with the interests of stockholders, on May 2, 2017 the Board extended the Stock Ownership Policy to require all of the Section 16 officers of the Company to own a minimum number of shares of the Company’s common stock (i) in the case of officers of the Company with a title of senior vice president or above, equal to two times his or her annualized base salary, and (ii) in the case of officers of the Company with a title of vice president or below, equal to his or her annualized base salary. These ownership levels must be attained within five years from May 2, 2017. New Section 16 officers of the Company will have five years from appointment to meet the minimum stock ownership level.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Trimble Inc. Incentive Compensation Recoupment Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: May 8, 2017	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

99.1	Trimble Inc. Incentive Compensation Recoupment Policy.